SECURITIES AND EXCHANGE COMMISSION

            WASHINGTON, D.C. 20549


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                  FORM 8-K


                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 30, 2003


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       Intraop Medical Corporation
 (Exact name of Small Business Issuer in its charter)

NEVADA                      000-49735              87-0642947
 (State or other jurisdiction of           Commission                  (I.R.S. Employer
  incorporation or organization            File Number                 Identification No.)

7408 Comstock Circle
Salt Lake City, Utah                84121
 (Address of principal executive offices)           (Zip Code)

Registrant's Telephone number, including area code: (801) 943-2345


        Digitalpreviews.com, Inc.
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   (Former name or former address, if changed since last report)





Item 5.  Other Events.

On December 15, 2003, Digitalpreviews.com, Inc. entered into a non-binding letter of intent ("LOI") with Introp Medical, Inc. by which Intraop would sell, merge, consolidate, or otherwise transfer all of its assets, liabilities and business operations to Digitalpreviews.com,
Inc.   The LOI is subject to the completion of a definitive merger agreement and shareholder approval.


On December 30, 2003, a Certificate of Amendment was filed with the state of Nevada to change the name of the corporation to Intraop
Medical Corporation to more accurately reflect the proposed business of the corporation.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intraop Medical Corporation (formerly Digitalpreviews.com, Inc.)


Date:   January 6, 2004

By: /s/ David Shamy
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David Shamy
President